EXHIBIT 8


                                  REID & PRIEST LLP
                  A New York Registered Limited Liability Partnership
                                 40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019-4097
                                TELEPHONE 212 603-2000
                                   FAX 212 603-2298



                                                  New York, New York
                                                  May 18, 1995


          Florida Power & Light Company
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Ladies and Gentlemen:

                    We refer you to the prospectus, with a subject to completion date of May 18, 1995 (the "Prospectus"), which constitutes part of the registration statement on Form S-4, to be filed with the Securities and Exchange Commission on or about the date hereof by Florida Power & Light Company pursuant to the Securities Act of 1933, as amended.

                    We are of the opinion that the statements under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain U.S. federal income tax considerations that may be relevant to the prospective purchasers of the Debentures (as defined in the Prospectus).

                    We hereby consent to the filing of this opinion in connection with such registration statement.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP